EXHIBIT 23.4

March 8, 2012
GMX Resources Inc.
One Benham Place, Suite 600
9400 North Broadway
Oklahoma City, Oklahoma 73114
Ladies and Gentlemen:
We hereby consent to the references to DeGolyer and MacNaughton in the registration statements (File No. 333-106311, 333-150356, 333-151916 and 333-167582) on Form S-8 of GMX Resources Inc., registration statements (File No. 333-171521, 333-173130, 333-175157 and 333-179168) on Form S-3, and registration statement (File No. 333-179169) on Form S-4 (Registration Statements), to the references to our letter report dated February 22, 2012 relating to the proved oil and natural gas reserves of GMX Resources Inc. for the year ended December 31, 2011, and to the reference to our firm as experts in such Registration Statements with respect to such report. We further consent to the inclusion of our letter report dated February 22, 2012 in the filing of reports with the Securities and Exchange Commission and the incorporation by reference of such report into such Registration Statements.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716